Exhibit 99.1 Press Release titled, “USCorp Announces Significant Renegotiation and Reduction of Debt”, dated April 20, 2011.
April 20, 2011 08:30 AM Eastern Daylight Time

USCorp Announces Significant Renegotiation and Reduction of Debt

LAS VEGAS—(BUSINESS WIRE)—USCorp (OTCBB:USCS) today announced that it has renegotiated and reduced its corporate debt.

Robert Dultz, Chairman and CEO of USCorp, proudly stated: “We are no longer in default on our debentures or gold bullion loan. We have paid down our debenture debt from $700,000 to $550,000; negotiated a payment schedule of an additional $50,000 through December 31, 2011; and we have renegotiated the due dates for the remaining amounts due on the debentures and our gold bullion loan until March 31, 2012.

“We appreciate how the holders of the convertible debenture notes and the holders of the gold bullion loan note have supported us and cooperated with us. We were able to secure an outcome that was in everyone’s best interest. USCorp is now in an excellent position to move forward toward completion of the exploration and development plans on both the Twin Peaks project and the Picacho Salton project,” continued Mr. Dultz.

About USCorp

USCorp is an exploration stage company with projects in California and Arizona. Information about USCorp can be found at the company’s website: http://uscorpnv.com.

SAFE HARBOR ACT DISCLAIMER NOTICE

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release speak only as of the date hereof, and the Company disclaims any obligation to provide updates, revisions or amendments to any forward-looking statement to reflect changes in the Company’s expectations or future events.

Contacts

USCorp
Robert Dultz, Chairman and CEO
robert@uscorpnv.com
or
Martin E. Janis & Company, Inc.
Bev Jedynak, 312-943-1123
bjedynak@janispr.com
or
Constellation Asset Advisors, Inc.
Jens Dalsgaard, President
415-524-8500
info@constellationaa.com